PROMISSORY NOTE

$	July 15, 2005

FOR VALUE RECEIVED Goldspring, Inc., a Florida corporation (the "Borrower"), promises to pay to the order of __________ (the “Lender”), the principal sum of    DOLLARS, together with interest computed from the date hereof at the rate of fifteen (15%) percent per annum, until paid in full, at the times and installments set forth below.

Beginning on August 1, 2005, and monthly thereafter to and including July 15, 2007 (the “Maturity Date”), Borrower shall pay to Lender a total of twenty-four (24) monthly installments of principal, each in the amount of    Dollars, each such installment of principal to be accompanied by payment of accrued and unpaid interest on the then unpaid principal balance of this Note.

This Note is issued in accordance with the terms and conditions set forth in the Loan Agreement, of even date herewith, by and between the Borrower and the Lender (the “Loan Agreement”).

Notwithstanding any provision contained herein or in the Loan Agreement, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Borrower, and if any payments by Borrower include interest in excess of such a maximum amount, Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Borrower.

Upon the maturity hereof, by acceleration or otherwise, and/or after judgment, interest shall be payable at the rate of seventeen (17%) percent per annum or at the judgment rate, whichever is higher, until the obligation is paid in full. In addition, all costs and expenses incurred by the holder hereof, including, but not limited to, reasonable attorneys' fees and disbursements, as a result of a default hereunder, shall be added to the principal amount due hereunder.

Any interest not paid when due hereunder shall be added to the principal amount of this Note and shall bear interest from its due date at the applicable interest rate specified above.

Subject to payment of by the Borrower of the Redemption Amount (as such term is defined in the Loan Agreement), the Borrower shall have the right to prepay all or any portion of the principal of this Note with interest to the date of such prepayment. All payments shall be applied first toward the payment of interest and the balance towards the reduction of principal.

The entire unpaid principal balance, together with accrued interest, shall become forthwith due and payable on demand of the holder upon the occurrence of any Event of Default (as such term is defined in the Loan Agreement) if not remedied within five (5) days after the giving of notice of such Event of Default by certified mail, personal delivery, overnight courier or facsimile, or any default in the payment of principal on the due date hereof. The failure to assert this right shall not be deemed a waiver thereof.

This Note is secured by a Security Agreement of even date herewith made by Borrower in favor of Lender. All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Agreement are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.

The Borrower shall pay all of Lender’s reasonable expenses incurred to enforce or collect any of the amounts due under this Note including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

The Borrower and all endorsers, sureties, and guarantors hereof, jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, indorsement or guaranty of this instrument.

This Note shall be construed and enforced in accordance with the laws of the State of New York. The undersigned hereby consents to the in personam jurisdiction of the courts of the State of New York. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

GOLDSPRING, INC.

By: _____________________________
Name:
Title:

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